Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-nc.com

FOR IMMEDIATE RELEASE

Capital Bank Corporation Reports Third Quarter Results and Increased Loan Growth

RALEIGH, N.C. – October 23, 2007 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today announced net income for the quarter ended September 30, 2007 of $2.8 million, a decrease of 15% from the $3.3 million earned for the third quarter of 2006. Fully diluted earnings per share were $0.24 for the quarter ended September 30, 2007 compared to $0.28 for the quarter ended September 30, 2006. For the first nine months ended September 30, 2007 and 2006, net income was $7.8 million and $9.1 million, respectively, and fully diluted earnings per share were $0.68 and $0.78, respectively.

As of September 30, 2007, total assets were $1.49 billion compared to $1.40 billion at September 30, 2006 and $1.42 billion at December 31, 2006. Loans increased 7% to $1.07 billion at September 30, 2007 from $1.00 billion at September 30, 2006 and $1.01 billion at December 31, 2006. Total deposits at September 30, 2007 were $1.09 billion compared to $1.04 billion at September 30, 2006 and $1.06 billion at December 31, 2006. Shareholders’ equity at September 30, 2007 was $164.1 million compared to $160.9 million at September 30, 2006 and $161.7 million at December 31, 2006. The Company repurchased 207,196 shares of its common stock during the quarter ended September 30, 2007 and has 341,645 common shares remaining for purchase under its current share repurchase program.

Commenting on the Company’s results, B. Grant Yarber, President and CEO, stated “We are pleased with the Company’s loan growth thus far in 2007. We are seeing continued expansion of our franchise especially in the Triangle region. We anticipate opening our twenty-seventh branch in Zebulon in the fourth quarter, and we have plans to open two more Wake County branches in early 2008.”

Net interest income for the quarter ended September 30, 2007 totaled $11.2 million, a decrease of $408,000 compared to the quarter ended September 30, 2006. The net interest margin on a fully taxable equivalent basis was 3.57% for the quarter ended September 30, 2007, a decrease of 8 basis points from 3.65% for the quarter ended June 30, 2007 and down 34 basis points from 3.91% for the quarter ended September 30, 2006. The decrease in net interest income for the quarter ended September 30, 2007 compared to the same quarter of 2006 was attributable to a lower net interest margin, which was partially offset by the $90 million growth in average earning assets. The decline in net interest margin from September 30, 2006 is primarily because of an increase in the Company’s cost of funds. The competitive environment for deposits is continuing to put pressure on the interest margin.

The Company provided a provision for loan losses for the quarter ended September 30, 2007 of $261,000 compared to a credit provision in the quarter ended September 30, 2006 of $(215,000). Net charge-offs for the quarter ended September 30, 2007 were $234,000, or an annualized rate of 0.09% of average loans, compared to net recoveries of $102,000, or 0.04% of average loans, for the quarter ended September 30, 2006. Nonperforming loans were $10.2 million at September 30, 2007 compared to $6.1 million at September 30, 2006. Total past due loans were $13.2 million, or 1.23% of average loans, at September 30, 2007 compared to $9.5 million, or 0.97% of average loans, at September 30, 2006. The allowance for loan losses was 1.25% of total loans at September 30, 2007 compared with 1.32% of total loans at December 31, 2006. Mr. Yarber added, “Although we had an increase in nonperforming loans during the quarter, these additional nonperforming loans have been adequately reserved. The Company has no subprime exposure in its loan or investment portfolios.”

The Company’s noninterest income for the quarter ended September 30, 2007 totaled $2.2 million, down slightly from the $2.3 million reported for the quarter ended September 30, 2006. Noninterest expense increased $230,000, or 3%, to $9.3 million for the quarter ended September 30, 2007 compared to $9.1 million for the quarter ended September 30, 2006 with the largest increase from salaries and benefits. Mr. Yarber commented, “The Company has recently seen positive results from its expense control measures as operating expenses decreased 5% in the quarter ended September 30, 2007 compared to the quarter ended June 30, 2007. We are committed to finding the most efficient ways to best serve our customers using innovative technology where appropriate. We continue to recruit talent to enhance our sales force to increase our market share.”

Capital Bank Corporation will hold a quarterly earnings conference call on Wednesday, October 24, 2007 at 11:00 a.m. ET. Persons wishing to access the call may do so via the internet by visiting the Company’s website at www.capitalbank-nc.com. Following the completion of the call, a webcast replay will be available until November 30, 2007.

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.5 billion in total assets, offers a broad range of financial services. Capital Bank operates 26 banking offices in Asheville (3), Burlington (4), Cary, Graham (2), Greensboro, Hickory, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City and Wake Forest. The Company’s website is http://www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

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CAPITAL BANK CORPORATION
Summary of Operations
(Unaudited)	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
(In thousands except per share data)

Interest income	$23,855	$22,668	$70,697	$63,447
Interest expense	12,670	11,075	37,535	28,856
Net interest income	11,185	11,593	33,162	34,591
Provision (credit) for loan losses	261	(215)	507	446
Net interest income after provision for loan losses	10,924	11,808	32,655	34,145
Noninterest income	2,233	2,258	6,730	6,885
Noninterest expense	9,299	9,069	28,323	27,224
Income before taxes	3,858	4,997	11,062	13,806
Income tax expense	1,105	1,730	3,249	4,725
Net income	$2,753	$3,267	$7,813	$9,081

Income per share – basic	$0.24	$0.28	$0.68	$0.78
Income per share – fully diluted	$0.24	$0.28	$0.68	$0.78
Weighted average shares outstanding:
Basic	11,451	11,611	11,482	11,622
Fully diluted	11,510	11,694	11,552	11,708

End of Period Balances
(Unaudited)	2007			2006
	September 30	June 30	March 31	December 31(a)	September 30
(Dollars in thousands except per share data)

Total assets	$1,490,244	$1,440,240	$1,481,141	$1,422,384	$1,399,673
Investment securities	249,083	241,666	248,726	239,047	200,647
Loans (gross)*	1,070,656	1,022,147	1,025,464	1,008,052	1,003,835
Allowance for loan losses	13,366	13,339	13,531	13,347	13,894
Total earning assets	1,335,434	1,285,715	1,295,018	1,280,301	1,240,343
Deposits	1,090,589	1,072,979	1,120,332	1,055,209	1,043,755
Shareholders’ equity	164,089	162,402	163,855	161,681	160,871

Book value per share	$14.58	$14.17	$14.32	$14.19	$13.98
Tangible book value per share	$8.93	$8.59	$8.71	$8.53	$8.19

(a) Derived from audited consolidated financial statements
*Includes loans held for sale ($6.7 million at September 30, 2007)

Average Balances
(Unaudited)	2007			2006
	September 30	June 30	March 31	December 31(a)	September 30
(Dollars in thousands)

Total assets	$1,445,915	$1,436,584	$1,437,234	$1,410,668	$1,365,832
Investments	252,090	248,850	243,732	219,765	195,323
Loans (gross)*	1,042,635	1,021,517	1,012,483	1,008,053	982,037
Total earning assets	1,302,859	1,292,651	1,292,811	1,258,780	1,213,002
Deposits	1,064,174	1,078,430	1,084,418	1,050,139	1,020,143
Shareholders’ equity	163,850	164,877	163,291	162,525	161,901

(a) Derived from audited consolidated financial statements
*Includes loans held for sale

CAPITAL BANK CORPORATION
Quarterly Results
(Unaudited)	2007			2006
	September 30	June 30	March 31	December 31(a)	September 30
(In thousands except per share data)

Interest income	$23,855	$23,668	$23,175	$23,505	$22,668
Interest expense	12,670	12,414	12,452	11,898	11,075
Net interest income	11,185	11,254	10,723	11,607	11,593
Provision (credit) for loan losses	261	(91)	337	154	(215)
Net interest income after provision for loan losses	10,924	11,345	10,386	11,453	11,808
Noninterest income	2,233	2,307	2,190	2,448	2,258
Noninterest expense	9,299	9,788	9,236	9,098	9,069
Income before taxes	3,858	3,864	3,340	4,803	4,997
Income tax expense	1,105	1,188	956	1,546	1,730
Net income	$2,753	$2,676	$2,384	$3,257	$3,267

Income per share – basic	$0.24	$0.23	$0.21	$0.28	$0.28
Income per share – fully diluted	$0.24	$0.23	$0.21	$0.28	$0.28
Weighted average shares outstanding:
Basic	11,451	11,503	11,493	11,536	11,611
Fully diluted	11,510	11,574	11,573	11,618	11,694

(a) Derived from audited consolidated financial statements

Quarterly Net Interest Margin*
(Unaudited)	2007			2006
	September 30	June 30	March 31	December 31(a)	September 30

Yield on earning assets	7.42%	7.51%	7.43%	7.53%	7.53%
Cost of interest bearing liabilities	4.32%	4.34%	4.36%	4.18%	4.02%
Net interest spread	3.10%	3.17%	3.07%	3.35%	3.51%
Net interest margin	3.57%	3.65%	3.52%	3.78%	3.91%

*Annualized and on a fully taxable equivalent basis
(a) Derived from audited consolidated financial statements

Nonperforming Assets
(Unaudited)	2007			2006
	September 30	June 30	March 31	December 31(a)		September 30
(Dollars in thousands)

Commercial and commercial real estate	$7,304	$6,089	$5,725	$2,783		$3,885
Consumer	23	67	241	50		259
Equity lines	491	471	433	410		440
Construction	–	–	-	616		71
Mortgage	2,414	975	957	1,043		1,453
Total nonperforming loans	10,232	7,602	7,356	4,902		6,108
Other real estate owned	309	866	1,961	1,111	[1]	637	[1]
Total nonperforming assets	$10,541	$8,468	$9,317	$6,013		$6,745

Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned.
(a) Derived from audited consolidated financial statements

[1] Other real estate owned excludes $739 and $776 as of December 31, 2006 and September 30, 2006, respectively, related to branch locations that were held for sale.

CAPITAL BANK CORPORATION
Key Ratios
(Unaudited)	2007			2006
	September 30	June 30	March 31	December 31(a)	September 30
(Dollars in thousands)

Past due loans	$13,157	$13,008	$16,241	$11,237	$9,491
Past due loans as a percent of average loans	1.26%	1.27%	1.60%	1.11%	0.97%

Net charge-offs (recoveries)	$234	$101	$153	$701	$(102)
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.09%	0.04%	0.06%	0.28%	(0.04%)
Allowance for loan losses as a percent of total loans	1.25%	1.31%	1.32%	1.32%	1.38%
Nonperforming assets as a percent of total assets	0.71%	0.59%	0.63%	0.42%	0.48%
Allowance for loan losses as a percent of nonperforming loans	131%	175%	184%	272%	227%

(a) Derived from audited consolidated financial statements

CAPITAL BANK CORPORATION
Condensed Consolidated Balance Sheets
September 30, 2007 and December 31, 2006

	September 30, 2007	December 31, 2006
(Dollars in thousands except share data)	(Unaudited)

ASSETS
Cash and due from banks:
Interest earning	$3,749	$12,348
Noninterest earning	32,627	33,504
Federal funds sold and short term investments	11,946	8,480
Investment securities – available for sale, at fair value	238,942	228,214
Investment securities – held to maturity, at amortized cost	10,141	10,833
Loans – net of unearned income and deferred fees	1,070,656	1,008,052
Allowance for loan losses	(13,366)	(13,347)
Net loans	1,057,290	994,705
Premises and equipment, net	24,142	23,125
Bank owned life insurance	21,353	20,662
Deposit premium and goodwill, net	63,643	64,543
Other assets	26,412	25,970
Total assets	$1,490,244	$1,422,384

LIABILITIES
Deposits:
Demand, noninterest bearing	$123,831	$120,945
Savings and interest-bearing demand deposits	392,796	366,243
Time deposits	573,962	568,021
Total deposits	1,090,589	1,055,209
Repurchase agreements and federal funds purchased	34,778	34,238
Borrowings	155,969	125,924
Subordinated debentures	30,930	30,930
Other liabilities	13,889	14,402
Total liabilities	1,326,155	1,260,703

SHAREHOLDERS’ EQUITY
Common stock, no par value; 20,000,000 authorized; 11,252,334 and 11,393,990 issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	137,241	139,484
Retained earnings	28,833	23,754
Accumulated other comprehensive loss	(1,985)	(1,557)
Total shareholders’ equity	164,089	161,681
Total liabilities and shareholders’ equity	$1,490,244	$1,422,384

CAPITAL BANK CORPORATION
Condensed Consolidated Statements of Operations
Three and Nine Months Ended September 30, 2007 and 2006 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
(Dollars in thousands except share and per share data)

Interest income:
Loans and loan fees	$20,830	$19,982	$61,231	$55,646
Investment securities	2,918	2,223	8,583	6,488
Federal funds and other interest income	107	463	883	1,313
Total interest income	23,855	22,668	70,697	63,447
Interest expense:
Deposits	9,847	8,677	29,771	22,115
Borrowings and repurchase agreements	2,823	2,398	7,764	6,741
Total interest expense	12,670	11,075	37,535	28,856
Net interest income	11,185	11,593	33,162	34,591
Provision (credit) for loan losses	261	(215)	507	446
Net interest income after provision (credit) for loan losses	10,924	11,808	32,655	34,145
Noninterest income:
Service charges and other fees	1,021	895	2,947	2,921
Mortgage fees and revenues	561	507	1,682	1,525
Net gain on sale of securities	–	128	–	128
Other noninterest income	651	728	2,101	2,311
Total noninterest income	2,233	2,258	6,730	6,885
Noninterest expense:
Salaries and employee benefits	4,890	4,287	15,298	13,680
Occupancy	1,058	1,044	3,029	2,760
Furniture and equipment	664	675	1,926	1,729
Director fees	72	369	569	1,028
Data processing	350	214	972	814
Advertising	272	234	771	813
Amortization of deposit premiums	300	342	900	1,028
Professional fees	369	290	956	856
Other expenses	1,324	1,614	3,902	4,516
Total noninterest expense	9,299	9,069	28,323	27,224
Net income before tax expense	3,858	4,997	11,062	13,806
Income tax expense	1,105	1,730	3,249	4,725
Net income	$2,753	$3,267	$7,813	$9,081

Earnings per share – basic	$0.24	$0.28	$0.68	$0.78
Earnings per share – diluted	$0.24	$0.28	$0.68	$0.78

Weighted average shares:
Basic	11,451,322	11,611,476	11,482,352	11,622,422
Fully diluted	11,510,127	11,694,498	11,551,677	11,708,446

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
For the Three Months Ended September 30, 2007, June 30, 2007 and September 30, 2006 (Unaudited)
Tax Equivalent Basis 1

	Quarter Ended September 30, 2007			Quarter Ended June 30, 2007			Quarter Ended September 30, 2006
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans receivable [2]	$1,042,635	$20,830	7.93%	$1,021,517	$20,519	8.06%	$982,037	$19,980	8.07%
Investment securities [3]	252,090	3,443	5.42%	248,850	3,382	5.45%	195,323	2,586	5.25%
Federal funds sold and other interest on short-term investments	8,134	107	5.22%	22,284	291	5.24%	35,642	463	5.15%
Total interest earning assets	1,302,859	$24,380	7.42%	1,292,651	$24,192	7.51%	1,213,002	$23,029	7.53%
Cash and due from banks	28,261			27,489			32,094
Other assets	128,078			129,972			133,897
Allowance for loan losses	(13,283)			(13,528)			(13,161)
Total assets	$1,445,915			$1,436,584			$1,365,832

Liabilities and Equity
Savings deposits	$33,402	$51	0.61%	$33,664	$44	0.52%	$38,137	$48	0.50%
Interest-bearing demand deposits	366,824	3,230	3.49%	377,274	3,264	3.47%	304,355	2,521	3.29%
Time deposits	549,968	6,566	4.74%	554,979	6,610	4.78%	578,018	6,107	4.19%
Total interest-bearing deposits	950,194	9,847	4.11%	965,917	9,918	4.12%	920,510	8,676	3.74%
Borrowed funds	147,843	1,841	4.94%	119,978	1,567	5.24%	110,164	1,402	5.05%
Subordinated debt	30,930	599	7.68%	30,930	592	7.68%	30,930	619	7.94%
Repurchase agreements	34,233	383	4.44%	31,696	337	4.26%	31,562	378	4.75%
Total interest-bearing liabilities	1,163,200	$12,670	4.32%	1,148,521	$12,414	4.34%	1,093,166	$11,075	4.02%
Noninterest-bearing deposits	113,980			112,513			99,633
Other liabilities	4,885			10,673			11,132
Total liabilities	1,282,065			1,271,707			1,203,931
Shareholders’ equity	163,850			164,877			161,901
Total liabilities and shareholders’ equity	$1,445,915			$1,436,584			$1,365,832

Net interest spread [4]			3.10%			3.17%			3.51%
Tax equivalent adjustment		$525			$524			$363
Net interest income and net interest margin [5]		$11,710	3.57%		$11,778	3.65%		$11,954	3.91%

[1]	The tax equivalent basis is computed using a blended federal and state tax rate of approximately 36% and 38% in 2007 and 2006, respectively.
[2]	Loans receivable include nonaccrual loans for which accrual of interest has not been recorded and includes loans held for sale.
[3]	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
[4]	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
[5]	Net interest margin represents net interest income divided by average interest-earning assets.